UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2025 (December 16, 2025)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street, Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (e)

On December 16, 2025, Humana Inc. (the “Company”) announced that after a successful 29-year career at the Company, George Renaudin, Insurance Segment President and member of the Company’s Enterprise Leadership Team, will retire by the third quarter of 2026 (the “Transition Date”). Mr. Renaudin has agreed to serve in an advisory capacity to the Company after his transition date.

In connection with his advisory service, Mr. Renaudin entered into an agreement with the Company (the “Agreement”), the material terms of which are summarized below. The payments and benefits to which Mr. Renaudin is entitled under the Agreement are generally subject to his compliance with the terms and conditions of the Agreement.

Pursuant to the terms of the Agreement, Mr. Renaudin agreed to continue to provide strategic advisory services after the Transition Date until December 31, 2026, and thereafter transition to the Company’s variable staffing pool (“VSP”) (temporary worker status) until March 1, 2027 (the “VSP Period”). While serving as a strategic advisor, Mr. Renaudin will continue to receive his current base salary, annual incentive plan opportunity and benefits, as the same may be adjusted from time to time. During the VSP Period, Mr. Renaudin will not receive a salary, but will be paid an hourly rate for any work performed for the Company, including: (i) continuing to serve on the boards of various joint venture and minority investment companies in the Company’s investment portfolio, (ii) advising the Company’s business teams as requested regarding ongoing operational and regulatory matters, including participating in public policy matters, and (iii) serving as a strategic consultant to the Company to assist in the transition.

Under the Agreement, Mr. Renaudin will not receive any additional compensation or benefits, other than continued vesting of equity in accordance with applicable provisions under the Company’s stock incentive plan, and other existing compensation and benefits programs generally available to the Company’s associates, including VSP associates.

At the end of the VSP Period, Mr. Renaudin will receive, subject to his execution of a general release of claims and compliance with applicable non-compete and non-solicit covenants, benefits pursuant to Section 3 of the Company’s Executive Severance Policy.

On December 16, 2025, the Company also announced that Aaron Martin will join the Company in January 2026 as President of Medicare Advantage and a member of the Enterprise Leadership Team. Following Mr. Renaudin’s Transition Date, Mr. Martin will assume the role of Insurance Segment President, and John Barger, who currently serves as the President of the Company’s Medicaid and Dual Eligible programs, will be promoted to the role of President of Medicare Advantage. See the attached press release for additional biographical information concerning Messrs. Martin and Barger.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of each of which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2025.

Item 7.01. Regulation FD Disclosure.

The Company reaffirms its guidance of approximately $12.26 in diluted earnings per common share (“EPS”) or approximately $17.00 in adjusted earnings per common share (“Adjusted EPS”), in each case for the year ending December 31, 2025 (“FY 2025”). This guidance is consistent with the guidance issued in the Company’s press release dated November 5, 2025 and Form 8-K filed on December 1, 2025.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, provides a comprehensive perspective to more accurately compare and analyze the Company’s core operating performance over time. Consequently, management uses Adjusted EPS as a consistent and uniform indicator of the Company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2025 Guidance
GAAP	approximately $12.26
Amortization of identifiable intangibles	0.42
Put/call valuation adjustments associated with the Company's non-consolidating minority interest investments (a)	3.81
Value creation initiatives (a)	2.65
Impact of exit of employer group commercial products business (a)	(0.52)
Settlement of certain litigation expenses (a)	0.13
Loss on sale of business (a)	0.52
Impairment charges (a)	0.27
Cumulative net tax impact	(2.54)
Adjusted (non-GAAP) – FY 2025 projected (a)	approximately $17.00
(a) FY 2025 GAAP EPS guidance and FY 2025 Adjusted (non-GAAP) EPS guidance exclude the impact of future value changes to items that have not yet been recognized or cannot be reasonably estimated at this time. The Company does not expect changes to its FY 2025 Adjusted (non-GAAP) EPS guidance. The Company does expect potential changes to its FY 2025 GAAP EPS guidance due to its ongoing value creation and other strategic initiatives.

Cautionary Statement
This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Joseph C. Ventura
Joseph C. Ventura
Chief Legal Officer
Dated: December 16, 2025